Exhibit 10.19

SECOND AMENDMENT TO

OPERATING AGREEMENT OF

TURBINE POWERED TECHNOLOGY, LLC

This Second Amendment (this “Amendment”) to Operating Agreement of Turbine Powered Technology, LLC, dated as of November 9, 2011, of Turbine Powered Technology, LLC, a Louisiana limited liability company (the “Company”), amends the Operating Agreement of the Company, effective as of September 22, 2011, as amended by the First Amendment to Operating Agreement dated October 28, 2011 (the “LLC Agreement”) of the Company, and is made by the members of the Company, who are Green Field Energy Services, Inc., a Delaware corporation (f/k/a Green Field Energy Services, LLC, a Louisiana limited liability company)(“GFES”), and MTT Properties, LLC, a Louisiana limited liability company (“MTT,” and together with GFES, the “Members”). Capitalized terms that are used but not defined herein shall have the meanings set forth in the LLC Agreement.

NOW, THEREFORE, the Members hereby amend the LLC Agreement as follows:

Section 1. Amendments to LLC Agreement. The LLC Agreement is hereby amended as follows:

(a) A Article 1.3 is hereby amended and restated as follows:

“1.3 Formation. The Company has been formed as a Louisiana limited liability company by filing Articles of Organization in accordance with the Act effective as of September 22, 2011.”

(b) A new sentence is hereby added to the end of Article 22.1 as follows:

“Notwithstanding the foregoing, so long as any Notes are outstanding, the Company will not issue any certificates evidencing the Units and Interests in the Company held by GFES without the prior written consent of the collateral agent on behalf of the Notes holders.”

(c) With respect to the name of the Company, each reference to “Turbine Powered Technology, L.L.C.” is hereby replaced with “Turbine Powered Technology, LLC”, so as to remove the reference to periods in the limited liability company designation.

Section 2. Miscellaneous.

(a) Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties hereto.

(b) Ratification. Except as amended hereby, the LLC Agreement shall remain in full force and effect as previously executed, and each Member hereby ratifies the LLC Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Members, who are all of the members of the Company, intending to be legally bound, have caused this Amendment to be duly executed and delivered as of the date first set forth above.

GREEN FIELD ENERGY SERVICES, INC.

By:	/s/ Michel B. Moreno

Name:	Michel B. Moreno
Title:	Chief Executive Officer

MTT PROPERTIES, LLC

By:	/s/ Ted McIntyre II

Name:	Ted McIntyre II
Title:	Manager

Signature Page to Second Amendment to

Operating Agreement of

Turbine Powered Technology, LLC